Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

1.             Identification and Parties.  This Agreement of Purchase and Sale and Joint Escrow Instructions (this “Agreement”), dated for identification purposes only May 28, 2008, is made and entered into by and between GRE Warner Califa LLC, a Delaware limited liability company (“Seller”), and Zenith Insurance Company, a California corporation (“Buyer”).  Seller and Buyer are sometimes referred to herein collectively as the “parties,” and individually as a “party.”

2.             Recitals.

2.1         Seller is the owner of the “Property” (defined below) which consists principally of an office building located at 21155 Califa Street in Woodland Hills (City of Los Angeles), County of Los Angeles, State of California.

2.2         A portion of the Property which consists of approximately 8,667 square feet (the “Zenith Premises”) is currently leased to Buyer pursuant to that certain Office Lease dated September 23, 2003 between Buyer, as tenant, and Kearny Warner Center, LLC, a Delaware limited liability company (as predecessor-in-interest to Seller), as landlord (the “Zenith Lease”).

2.3         Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, upon and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

3.             Agreement of Purchase and Sale of Property.  Seller hereby agrees to sell the Property to Buyer, and Buyer hereby agrees to purchase the Property from Seller, upon and subject to the terms and conditions set forth below.

3.1         As used herein, the “Property” means, collectively, all right, title and interest of Seller in and to (a) that certain land described in Exhibit “A”, together with all easements, rights-of-way, and appurtenances benefiting such land (the “Land”), (b) all improvements, structures and fixtures now or on the “Closing Date” (as hereinafter defined) located upon the Land (the “Improvements”), (c) all tangible personal property owned by Seller and now or on the Closing Date located on and used in connection with the Land and Improvements (the “Personal Property”), (d) the “Existing Leases” (as hereinafter defined) and all “Service Contracts” (as hereinafter defined (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to this Agreement), and (e) to the extent owned by Seller and assignable: (W) governmental permits, licenses and approvals, architectural and improvement plans, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements or the Land, (X) tenant lists, (Y) advertising material, and (Z) telephone exchange numbers and other intangible personal property related to the Land, Improvements or Personal Property (the “Intangible Property”).

4.             Purchase Price; Manner of Payment.

4.1         The purchase price (the “Purchase Price”) for the Property shall be Twelve Million Five Hundred Thousand Dollars ($12,500,000), which amount shall be payable as provided in Section 4.2 below.

4.2         The Purchase Price shall be payable in cash at Closing.  Buyer shall deliver the funds on account of the Purchase Price as follows:

4.2(a)      By Buyer delivering to Escrow Holder (as defined below), concurrently with the delivery of this Agreement to Escrow Holder pursuant to Section 5.1 below, immediately available funds in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Deposit”).  In the event that Buyer fails to timely deposit the Deposit with the Escrow Holder, this Agreement shall be of no force and effect.

4.2(b)      By Buyer delivering to Escrow Holder at least one business day prior to the Closing Date (as defined below), immediately available funds in the amount of the Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein.

4.3          Escrow Holder shall deposit all monies deposited with it in an interest-bearing money-market account in a federally insured financial institution approved by Buyer.  Interest on all monies deposited in Escrow prior to the Close of Escrow shall become part of the Deposit.  The Deposit shall be refundable to Buyer in all events prior to the Contingency Date.  After Buyer’s approval of Buyer’s Contingencies set forth in Article 8 below, the Deposit shall be nonrefundable to Buyer and paid to Seller in the event of any termination of this Agreement other than as expressly provided in Sections 6.3, 10.2, 12.1(e), 12.2, 13.1 and 24.  If the Seller shall be entitled to retain Buyer’s Deposit as provided above, such retained deposit shall be liquidated damages to Seller in accordance with Article 14 below.

4.4          At the Close of Escrow, all monies, including interest, held by Escrow Holder shall be applied against the Purchase Price.

5.             Escrow; Opening Date; Close of Escrow.

5.1           An escrow (the “Escrow”) to consummate the sale and purchase of the Property shall be opened with North American Title Insurance Company (“Escrow Holder”), whose address is 21800 Burbank Blvd. Suite 100, Woodland Hills, CA 91367, Attention: Rick Drumm.  Within two (2) days after the Date of Agreement (as defined below), the parties shall deposit with Escrow Holder a copy of this Agreement which, in addition to constituting the agreement of the parties, shall serve as escrow instructions to Escrow Holder.  The parties shall execute such additional escrow instructions as Escrow Holder may require to clarify its duties hereunder, provided that such additional instructions do not impose any additional obligations on the parties.  Such further instructions shall not modify the provisions of this Agreement unless otherwise expressly set forth therein and any inconsistency between the provisions of such additional instructions and the provisions of this Agreement shall be resolved in favor of this Agreement.

5.2         As used herein (i) the term “Opening of Escrow” means the date that the parties shall have delivered to escrow their executed counterparts of this Agreement; (ii) the term “Close of Escrow” means the recording of the Deed (as defined below) in the Official Records of Los Angeles County, California or such earlier date that both parties authorize Escrow Holder to record the Deed in the Official Records of Los Angeles County, California and to disburse all funds pursuant to this Agreement; (iii) the term “Closing Date” means the date of the Close of Escrow; and (iv) the term “Date of Agreement” means the date upon which Buyer and Seller have executed this Agreement, as reflected on the Signature Page.  The Close of Escrow shall occur on July 8, 2008.

6.             Representations and Warranties.

6.1         Buyer’s Representations and Warranties.  Buyer hereby makes the following representations and warranties to Seller:

6.1(a)     Buyer’s Authority.  Buyer has the right, power, legal capacity and authority to execute, deliver and perform this Agreement.

6.1(b)     Due Authorization.  All of the documents to be executed by Buyer which are to be delivered to Seller or the Escrow Holder will be duly authorized, executed and delivered by Buyer, and will be the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and will not violate any provisions of any agreement to which Buyer is a party, or to which Buyer is subject.

6.1(c)     Consents.  All consents required in order for Buyer to execute, deliver and perform this Agreement have been obtained.

6.1(d)     Conflicts and Pending Action.  There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.  There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer which challenges or impairs Buyer’s ability to execute or perform its obligations under this Agreement.

6.1(e)     OFAC.  Neither Buyer nor any of its affiliates (i) is listed on any Government Lists, (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13244 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof, (iii) is a person or entity who has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any violation of the Patriot Act, or (iv) is currently under investigation by any governmental authority for alleged criminal activity.  Buyer has no reason to believe that this transaction, including, without limitation, the source of its funds, would result in a violation by Buyer or Seller of the Patriot Act, OFAC Laws and Regulations, or any other anti-terrorism or anti-money laundering laws or regulations, including, without limitation, the Bank Secrecy Act, as amended, or the Money Laundering Control Act of 1986, as amended.

6.2         Seller’s Representations and Warranties.  Seller hereby makes the following representations and warranties to Buyer:

6.2(a)     Seller’s Authority.  Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.  Seller has the right, power, legal capacity and authority to execute, deliver and perform this Agreement.

6.2(b)     Due Authorization.  All of the documents to be executed by Seller which are to be delivered to Buyer or the Escrow Holder will be duly authorized, executed and delivered by Seller, and will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and will not violate any provisions of any agreement to which Seller is a party, or to which Seller or the Property is subject.

6.2(c)     Consents.  All consents required in order for Seller to execute, deliver and perform this Agreement have been obtained or will be obtained prior to the Close of Escrow.

6.2(d)     Tenant Leases; Rent Roll; Income and Expense Statements.  The rent roll (“Rent Roll”) to be delivered to Buyer pursuant to the provisions of Section 10.4 below includes information regarding all of the tenant leases except the Zenith Lease (collectively, the “Existing Leases”) which affect the Property.  To Seller’s knowledge, except as set forth in the Due Diligence Materials and/or in any of the Estoppel Certificates (defined herein) delivered to Buyer, the Rent Roll to be delivered to Buyer will be true, complete, and correct in all material respects as of its date.  To Seller’s knowledge, except as set forth in the Due Diligence Materials, Rent Roll and/or in any of the Estoppel Certificates (defined herein) delivered to Buyer, the Existing Leases are in full force and effect, and no monetary default by Seller as landlord or by the tenants under the Existing Leases exist.  The income and expense statements to be delivered pursuant to Section 10.4 were prepared by or for Seller in the ordinary course of its business in the same manner as it prepares or obtains such reports for its other properties and are the income and expense statements used and relied upon by Seller in connection with its operation of the Property.  Other than Permitted Exceptions, there are no leases, licenses or other agreements permitting any person or entity to occupy any portion of the Property that will be binding on the Property following Close of Escrow.

6.2(e)     OFAC.  Neither Seller nor any of its affiliates (i) is listed on any Government Lists, (ii) has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13244 (September 23, 2001) or in any enabling or implementing legislation or other Presidential Executive Orders in respect thereof, (iii) is a person or entity who has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any violation of the Patriot Act, or (iv) is currently under investigation by any governmental authority for alleged criminal activity.  Seller has no reason to believe that this transaction, including, without limitation, the source of its funds, would result in a violation by Buyer or Seller of the Patriot Act, OFAC Laws and Regulations, or any other anti-terrorism or anti-money laundering laws or regulations, including, without limitation, the Bank Secrecy Act, as amended, or the Money Laundering Control Act of 1986, as amended.

6.2(f)      Absence of Claims and Actions.  There are no pending, or to Seller’s knowledge, threatened legal proceedings or actions of any kind or character affecting Seller’s ability to perform its obligations under this Agreement.

6.2(g)     No Government Proceedings.  There are no existing or, to Seller’s knowledge, pending or threatened  condemnation proceedings affecting the Property or any part thereof.

6.2(h)     Compliance with Laws and Requirements; Hazardous Materials.  Seller has not received any written notice of any violation of (i) any federal, state or local law, statute, ordinance, rule or regulation (including, without limitation, those relating to Hazardous Materials (as defined below)) (collectively, “Laws”) , except for any such matters which may have been previously cured by Seller; or (ii) any requirement applicable to the Property, including, without limitation, requirements imposed under any recorded covenants, conditions, restrictions, easements or other rights affecting the Property (collectively, “Requirements”), except for any such matters which may have been previously cured by Seller.  Except as set forth in the Due Diligence Materials, to Seller’s knowledge, Seller has not used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any Hazardous Materials in violation of applicable Laws.  Except as set forth in the Due Diligence Materials, to Seller’s knowledge, no Hazardous Materials have been or are located on, under or about the Property in violation of applicable Laws. As used herein, the term “Hazardous Materials” means any flammable, explosive, or radioactive materials, hazardous wastes or substances, toxic wastes or substances and other related materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any applicable Laws or Requirements.

6.2(i)      Contracts. The list of Service Contracts provided to Buyer as part of the Due Diligence Materials shall be true, correct and complete in all material respects.  Seller has not received any written notice of termination or monetary default under the Service Contracts which remains uncured.

6.3           Buyer’s Rights.  Seller shall use good faith efforts to provide Buyer with any information it obtains that would render any of the representations or warranties contained herein untrue or incorrect in any material respect.  Buyer’s sole remedy in the event of a breach of any of the foregoing representations and warranties discovered prior to Close of Escrow shall be to elect either to terminate this Agreement and obtain the prompt return of Buyer’s Deposit, following which neither party shall have any further obligations hereunder, or to proceed to Close of Escrow, waiving any claim against Seller and releasing Seller from any liability or obligations in connection therewith.

6.4           Warranties Survive Closing; Cap on Seller’s Liability.  The representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Close of Escrow but shall survive for a period of one (1) year after the Closing Date; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties shall be actionable or enforceable if and only if:  (i) notice of such claim is given to the party which allegedly made such misrepresentation or breached such covenant, obligation, warranty or agreement within one (1) year after the Closing Date; and (ii) the amount of damages or losses as a result of such claim suffered or sustained by the party making such claim exceeds $50,000.00.  Seller’s maximum aggregate liability for damages arising from all breaches of the foregoing representations discovered after Close of Escrow shall be limited to Buyer’s actual damages (and specifically excluding consequential, punitive and exemplary damages) not to exceed an amount equal to the Deposit made by Buyer pursuant to this Agreement.

6.5         Seller’s Knowledge.  “Seller’s knowledge,” as used in this Agreement means the current actual knowledge of Jeff DuChateau of Seller, without any duty of inquiry or investigation.

7.             As-Is Conveyance; Environmental Release.

7.1         AS-IS CONVEYANCE.  BUYER HEREBY ACKNOWLEDGES THAT IT OCCUPIES A PORTION OF THE PROPERTY PURSUANT TO THE ZENITH LEASE AND IS FAMILIAR WITH THE PROPERTY, ITS OPERATIONS AND TENANTS.  BUYER HEREBY AGREES THAT, UPON THE CLOSE OF ESCROW, BUYER SHALL CONCLUSIVELY BE DEEMED TO HAVE ACCEPTED THE PROPERTY WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 6.2 OF THIS AGREEMENT (“SELLER’S WARRANTIES”).  AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES.  EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT.  BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN KNOWLEDGE OF AND INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT, OTHER THAN THE SELLER’S WARRANTIES, BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY.  THE PROVISIONS OF THIS SECTION 7 SHALL SURVIVE INDEFINITELY THE CLOSE OF ESCROW OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DEED OR ANY OTHER CLOSING DOCUMENTS.

7.2         ENVIRONMENTAL RELEASE.  BUYER, FOR ITSELF AND ANY ENTITY AFFILIATED WITH BUYER, WAIVES AND RELEASES SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY LIABILITY OR CLAIM RELATED TO THE PROPERTY ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND

RECOVERY ACT, AND THE TOXIC SUBSTANCE CONTROL ACT, ALL AS AMENDED, OR ANY OTHER CAUSE OF ACTION BASED ON ANY OTHER STATE, LOCAL, OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION; PROVIDED, HOWEVER, THAT IF BUYER IS NAMED AS A RESPONSIBLE PARTY IN ANY LITIGATION BROUGHT BY A PARTY UNRELATED TO BUYER AND SELLER IS NOT SO NAMED, THEN BUYER MAY INTERPLEAD SELLER IN SUCH ACTION.  “Seller’s Affiliates” means (a) any entity that directly or indirectly controls, is controlled by or is under common control with the Seller, or (b) any entity at least a majority of whose economic interest is owned by Seller; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.  The provisions of this section shall survive the Close of Escrow or any earlier termination of this Agreement.

7.3       UNKNOWN CLAIMS.  BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES IN SECTIONS 7.1 AND 7.2:

MEJ JDM
Buyer’s Initials

The foregoing waivers and releases by Buyer shall survive the Close of Escrow and the recordation of the Deed and shall not be deemed merged into the Deed upon its recordation.

8.             Buyer’s Contingencies and Approval.

8.1        Buyer’s Contingencies.  Notwithstanding any provision of this Agreement to the contrary, Buyer’s obligation to purchase the Property is subject to Buyer’s approval of the following contingencies on or before the Contingency Date, which approval may be given or withheld in the sole and absolute discretion of Buyer:

8.1(a)     Inspections.  Buyer’s physical inspection of the Property by the date which is June 26, 2008 (the “Contingency Date”).  Buyer’s physical inspection of the Property may include, at Buyer’s sole risk and expense, without limitation, inspections regarding the geological condition, existence of active pest infestation or infection, condition of general structure, roof, heating, air conditioning, plumbing, sewer or septic system, electrical system, mechanical system, foundation, location of property lines, size and/or square footage of the improvements, water and utility restrictions, and the existence of Hazardous Materials.  Buyer and Buyer’s agents and representatives shall have the right at reasonable times and upon at least forty-eight (48) hours’ advance written notice to Seller to enter upon the Property for the purpose of making any inspections and tests contemplated by this Section 8.1(a).  Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Property.  Buyer shall promptly repair any damage to the Property resulting from such entry to the same condition existing prior to such entry.  Buyer shall not contact any tenant of the Property, any employees of Seller, any governmental agency or instrumentality (except that Buyer may, without Seller’s consent, contact municipal authorities to confirm the zoning of the Property), or any other third person regarding the Property without the prior written consent of Seller.  Upon at least 48 hours prior written notice and request from Buyer, Seller shall notify tenants of the Property and permit Buyer to view occupied space, subject to the rights of tenants under their leases and except to the extent specifically prohibited in such tenants’ leases.  At Seller’s request, Buyer shall provide Seller with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies.  All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due.  Buyer’s physical inspection of the Property is subject to the indemnity provisions set forth in Section 16.1(a) below.   Prior to conducting any testing and prior to Buyer’s entry onto the Property (other than in its capacity as tenant under the Zenith Lease), Buyer or its testing consultants, shall deliver to Seller a certificate of insurance naming Seller as additional insured evidencing commercial general liability and property damage insurance with limits of not less than One Million Dollars ($1,000,000) in the aggregate for liability coverage and not less than Five Hundred Thousand Dollars ($500,000) in the aggregate for property damage.  Notwithstanding the foregoing, Buyer shall not be permitted to undertake any invasive or destructive inspection or sampling of soils, water, air or other materials, including without limitation construction materials, for analytical testing, including, without limitation, a “Phase II” environmental assessment without in each instance first obtaining Seller’s prior written consent thereto, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval.  Notwithstanding anything herein to the contrary, nothing in this Section 8.1(a) shall be construed to (i) restrict Buyer in its ordinary course of business as tenant under the Zenith Lease from using and accessing the Property in accordance with the terms of the Zenith Lease or (ii) amend, modify or alter the Zenith Lease.

8.1(b)     Title.  A current preliminary title report for the Property (the “PTR”) no later than the Contingency Date.  Within five (5) days after the Opening of Escrow, Escrow Holder shall cause North American Title Insurance Company (the “Title Company”) to deliver to Buyer the PTR along with copies of all items identified as exceptions in the PTR.  The specific exceptions (exceptions that are not part of the promulgated title insurance form) in the PTR that the Title Company has not agreed to insure over or remove prior to the Contingency Date and that Seller is not required to remove as provided below; all matters that would be disclosed by an accurate survey; real estate taxes not yet due and payable; tenants in possession as tenants only under the Zenith Lease and the Existing Leases; and matters caused or suffered by Buyer are collectively referred to herein as the “Permitted Exceptions.”  Buyer shall have until six (6) business days prior to the Contingency Date (the “Interim Date”) to provide written notice (the “Title Notice”) to Seller and Escrow Holder of any matters shown by the PTR which are not satisfactory to Buyer.  If Seller and Escrow Holder have not received written notice from Buyer by the Interim Date, that shall be deemed Buyer’s unconditional approval of the condition of title to the Property.  Except as provided hereinbelow, Seller may have until one (1) business day prior to the Contingency Date to make such arrangements or take such steps as the parties shall mutually agree to satisfy Buyer’s objections(s) in the Title Notice; provided that except with respect to Monetary Liens (defined below), Seller shall have no obligation to cure or agree to cure any title objections.  If Seller does not deliver Seller’s response prior to the Contingency Date, Seller shall be deemed to have elected not to remove or otherwise cure any exceptions disapproved by Buyer.  If Seller elects not to remove or otherwise cure an exception disapproved in Buyer’s Title Notice, Buyer shall have until the Contingency Date to notify Seller and Escrow Holder, in writing, of Buyer’s election to either waive the objection or terminate this Agreement in accordance with Section 8.2 below.  If Seller and Escrow Holder have not received written notice from Buyer by the Contingency Date, that shall be deemed Buyer’s disapproval of Seller’s Response.  Notwithstanding any provision of this Section 8.1(b) to the contrary, Seller shall, at Seller’s sole cost and expense, cause all liens secured by deeds of trust securing loans made to Seller or expressly assumed by Seller, mechanics’ liens relating to work authorized by Seller, and delinquent taxes (herein “Monetary Liens”) created or expressly assumed by Seller to be removed as exceptions to title to the Property on or before the Close of Escrow.

8.1(c)     Due Diligence Materials  The Due Diligence Materials (as defined in Section 10.4 below) and any and all other aspects, features and conditions of or related to the Property that Buyer determines, in Buyer’s sole and absolute discretion, are necessary or advisable by the Contingency Date.  If Buyer disapproves any Service Contracts which are terminable as of the Close of Escrow without payment of any termination fees or penalty, then Seller shall cause such Service Contracts to be terminated as of the Close of Escrow, and this Agreement shall remain in full force and effect.

8.2           Buyer Approval.  Buyer shall notify Escrow Holder and Seller in writing whether or not Buyer has approved or waived the contingencies set forth in Article 8 (the “Continuation Notice”) on or before the Contingency Date.  BUYER’S FAILURE TO DELIVER TO ESCROW HOLDER AND SELLER A CONTINUATION NOTICE APPROVING ALL OF SAID CONTINGENCIES WITHIN THE TIME PROVIDED THEREFOR SHALL BE DEEMED BUYER’S DISAPPROVAL OF SUCH CONTINGENCIES, then this Agreement shall terminate, and the Deposit shall be returned to Buyer; and neither party shall have any further obligations under this Agreement except for those which expressly survive the termination of this Agreement.  If Buyer provides a Continuation Notice, this Agreement shall continue in full force and effect, and the parties shall proceed to Close of Escrow.

9.             Brokers.

9.1           Each party represents and warrants that it has not employed any brokers or finders in connection with the transaction contemplated by this Agreement.

9.2           Seller shall indemnify, save, defend and hold Buyer free and harmless from and against any and all obligations or liabilities to pay any real estate broker’s commission, finder’s fee, or other compensation to any person, firm or entity arising from or in connection with this Agreement or the Property which results from any act or agreement of Seller.  Buyer shall indemnify, save, defend and hold Seller free and harmless from and against any and all obligations or liabilities to pay any real estate broker’s commission, finder’s fee, or other compensation to any person, firm or entity arising from or in connection with this Agreement or the Property which results from any act or agreement of Buyer.  The obligations set forth in this Section 9.2 shall survive the termination of this Agreement.

10.           Additional Covenants.

10.1       Possession.  Seller shall deliver possession of the Property to Buyer at the Close of Escrow free of all rights of any party with respect to possession, use or occupancy of the Property other than the Permitted Encumbrances.

10.2       Estoppel Certificates.  Following the Contingency Date, Seller shall use good faith efforts to cause the tenants under the Existing Leases to execute and deliver to Buyer an estoppel certificate in the form attached hereto as Exhibit “E” or such other form as is required by the applicable Existing Lease (the “Estoppel Certificates”) not less than two (2) days before the Closing Date (the “Estoppel Delivery Deadline”).  If Seller is unable to timely delivery to Buyer the Estoppel Certificates on or before the Closing Date, Seller may, but shall not be obligated to: (a) provide an estoppel certificate signed by Seller substantially in the form attached hereto as Exhibit “E” or such other form as may be allowed under the applicable Existing Lease (“Seller Estoppel”) in lieu of that to be provided by a particular Tenant; provided, however, that any represenations and warranties contained in Seller Estoppels would be subject to the same restrictions, qualifications, and limitations applicable to similar representations and warranties in Section 6.4 of this Agreement.  If at any time Seller obtains and delivers to Purchaser any Estoppel Certificate from a Tenant for which Seller provided a Seller Estoppel, any related Seller Estoppel shall be of no further force or effect.  If Seller is unable, despite its good faith efforts, to deliver the Estoppel Certificates, Seller shall not be in default, but Purchaser shall have the right, but not the obligation, to terminate this Agreement by giving notice to Seller within two (2) days after the Estoppel Delivery Deadline, in which event this Agreement shall terminate and the Deposit and all accrued interest thereon shall be returned to Purchaser and no party shall have any further liability under this Agreement.

10.3       Operation and Maintenance of Property.  During the pendency of this Agreement,, Seller shall operate and manage the Property in substantially in the same manner as it did before the Date of Agreement and Seller will perform its material obligations under the Leases, Service Contracts, and other agreements that may affect the Property.

10.4       Delivery of Due Diligence Materials by Seller.  Not later than five (5) days after the Date of Agreement, Seller shall deliver or make available to Buyer to the extent in Seller’s possession: (i) copies of all agreements, contracts (including, without limitation, construction contracts), warranties, permits, approvals, plans, specifications, certificates, surveys, boundary surveys, site plans, environmental reports (including, without limitation, any soils and Hazardous Materials reports), improvement plans, utility plans, building plans, building permits, and certificates of occupancy; (ii) copies of the Existing Leases and all amendments thereto and a copy of the Rent Roll; (iii) the Disclosure Statement (defined below); (iv) a list of all service,maintenance and other contracts affecting the Property (the “Service Contracts”) along with complete and accurate copies of the Service Contracts; and (v) copies of operating statements, budgets, and property tax bills for 2007 and year-to-date 2008 (collectively, “Due Diligence Materials”).  Seller shall fully cooperate, at no cost or expense to Buyer and subject to Seller’s consent rights in this Agreement, with the performance by Buyer of the due diligence contemplated under Article 8 above.

10.5       New Service Contracts; New Leases.  During the pendency of this Agreement, Seller will not (i) enter into any service contract or similar obligation that will be an obligation affecting the Property subsequent to the Close of Escrow, except contracts entered into in the ordinary course of business that are terminable without cause upon no more than 30-days’ notice and without penalty or cancellation fee.  Following the Contingency Date, Seller shall not enter into any new Lease or amend any Existing Lease without the prior written consent of Buyer.

10.6       No Encumbrances or Transfers.  Following the Contingency Date, Seller shall not knowingly permit the execution or recordation of any agreement or instrument whereby the Property, or any interest in the Property, will be alienated, liened, encumbered or otherwise transferred.

10.7       Natural Hazard Disclosure Statement.  As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”).  Seller shall provide Buyer with a Natural Hazard Disclosure Statement (“Disclosure Statement”).  Buyer acknowledges that Seller has retained the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”).  Buyer acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report.  Buyer acknowledges and agrees that nothing contained in the Disclosure Statement shall release Buyer from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area.  Buyer further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify, or supplement the Disclosure Statement or Report.  Buyer shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property.  The provisions of this Section 10.7 shall survive the Close of Escrow.

11.           Closing.

11.1       Seller Deliveries.  At least one (1) business day prior to the Closing Date, Seller shall deliver (or caused to be delivered) to Escrow Holder the following documents, executed and acknowledged where appropriate, and  such other items as follows:

11.1(a)     One (1) original grant deed (“Deed”), executed by Seller, conveying the Property to Buyer in the form attached hereto as Exhibit “B.”

11.1(b)        Two (2) original assignment and assumption of the Existing Leases (“Assignment of Leases”), executed by Seller, as assignor, in form attached hereto as Exhibit “C”.

11.1(c)        One (1) original Bill of Sale and Assignment Agreement (“Bill of Sale”) in the form attached hereto as Exhibit “D”.

11.1(d)        Two (2) original assignment and assumption of the approved Service Contracts and the Intangible Property (“Assignment of Contracts and Intangible Property), executed by Seller, as assignor, in the form attached hereto as Exhibit “F”.

11.1(e)        One (1) original certificate of “non-foreign” status signed by Seller and a California Form 593-C, both duly executed by Seller.

11.1(f)         Such additional documents may be reasonably required by Escrow Holder in order to consummate the transaction contemplated by this Agreement (provided the same do not increase in any material respect the costs to, or liability or obligations of Seller in a manner not otherwise provided for herein, or reduce Buyer’s obligations or liability hereunder).

11.2         Buyer Deliveries.  At least one (1) business day prior to the Closing Date, Buyer shall deliver to Escrow Holder (i) immediately available funds in the amount described in Section 4.2(c) above; (ii) two (2) originals of the Assignment of Leases executed by Buyer; (iii) two (2) originals of the Assignment of Contracts and Intangible Property executed by Buyer; (iv) A Preliminary Change of Ownership Report as required by applicable law, executed by Buyer, and (v) such additional documents may be reasonably required by Escrow Holder in order to consummate the transaction contemplated by this Agreement (provided the same do not increase in any material respect the costs to, or liability or obligations of Buyer in a manner not otherwise provided for herein, or reduce Seller’s obligations or liability hereunder).

11.3         Prorations.  Rent payable by tenants under the Existing Leases and by Buyer under the Zenith Lease and all other revenues and income, and all items of costs and expenses with respect to the Property shall be prorated as of the end of the day before the Closing Date.  The Closing Date shall be counted as an income and expense day of Buyer.

11.3(a)        Taxes and Assessments.  General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Property for the then current calendar year or other current tax period (collectively, “Taxes”) not yet due and payable shall be prorated.  If the Close of Escrow occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Close of Escrow occurs, Buyer and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates.  Any refund or rebate of Taxes resulting from a tax protest, challenge or appeal filed by Seller (an “Appeal”) for a tax year ending prior to the Closing Date shall belong to Seller, whether received before or after Close of Escrow, and Seller shall have the sole authority to prosecute such Appeals.  Any refund or rebate of Taxes, less costs incurred in connection therewith, resulting from an Appeal for the tax year in which the Closing Date occurs shall be prorated between the parties in the same manner as prescribed above, whether received before or after Close of Escrow, and Seller shall have the sole authority to prosecute any such Appeal prior to the Closing Date and after the Closing Date Seller and Buyer shall mutually cooperate in the prosecution of any such Appeal.

11.3(b)        Collected Rent.  All collected rent and other collected income under the Existing Leases and collected and uncollected rent under the Zenith Lease (and any applicable state or local tax on rent) in effect on the Closing Date shall be prorated.  Seller shall be charged with any rent and other income collected by Seller before Close of Escrow but applicable to any period of time after Close of Escrow.  Uncollected rent, other than with respect to the Zenith Lease, and other income shall not be prorated.  Buyer shall apply rent and other income from tenants that are collected after the Close of Escrow first to the obligations then owing to Buyer for its period of ownership and to costs of collection, remitting the balance, if any, to Seller.  Any prepaid rents for the period following the Closing Date shall be credited by Seller to Buyer at Close of Escrow.  Buyer will make reasonable efforts, without suit, to collect any rents applicable to the period before Close of Escrow.  Seller may pursue collection as to any rent not collected by Buyer within 6 months following the Closing Date provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.  All amounts collected by Seller on account of common area maintenance, taxes and insurance charges and expenses in excess of the actual operating expenses incurred by Seller through the Closing Date shall be paid to Buyer at Close of Escrow.  If all amounts collected by Seller on account of common area maintenance, taxes and insurance charges and expenses are less than the actual operating expenses incurred by Seller through the Closing Date, then the amount of such deficiency shall be paid to Seller at Close of Escrow.

11.3(c)        Utilities.  Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow shall be prorated.  Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items.  Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto.  If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow.  If Seller has paid any utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow.  Recoveries from the reimbursement of utility expenses collected by Buyer or Seller (or a third party service provider) shall be prorated based upon, and shall relate back to, the months in which the billed expenses were incurred.

11.3(d)        Fees and Charges under Service Contracts, Licenses and Permits.  Fees and charges under such of the Service Contracts, licenses and permits as are being assigned to and assumed by Buyer at the Close of Escrow, on the basis of the periods to which such Service Contracts, licenses and permits relate shall be prorated.

11.3(e)        Final Adjustment After Closing.  If final prorations cannot be made at Close of Escrow for any item being prorated under Section 11.3, including Taxes, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available, with final adjustment to be made as soon as reasonably possible after the Close of Escrow, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership.  Payments in connection with the final adjustment shall be due within thirty (30) days of written notice.  Seller shall have reasonable access to, and the right to inspect and audit, Buyer’s books to confirm the final prorations.

11.4         Closing Costs.  Each party shall pay all attorneys’ fees, accounting fees, and other expenses incurred by it in connection with the transaction contemplated by this Agreement.  Seller shall pay (i) one-half (½) of all escrow fees, (ii) the premium for the standard coverage portion of the Title Policy and (iii) all state and county documentary transfer taxes and fees.  Buyer shall pay (I) one-half (½) of all escrow fees, (II) the incremental premium for the extended coverage portion of the Title Policy and the cost of any endorsements to the Title Policy, and (III) all city documentary transfer taxes and fees.  Subject to Section 11.6 below, all other closing costs shall be apportioned in the manner customary in the county where the Property is located.  Notwithstanding the foregoing sentence, in the event of a default by Seller or Buyer hereunder, all cancellation fees and other Escrow charges shall be borne by the defaulting party.

11.5         Estimated Closing Statement.  Escrow Holder shall provide an estimated closing statement for the transaction contemplated by this Agreement to Seller and Buyer at least five (5) business days before the Closing Date.  At least one business day prior to the Closing Date, Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder.

11.6         Escrow Holder Instructions.  On the Close of Escrow, subject to Escrow Holder having received the documents and monies required to be deposited into Escrow pursuant to this Agreement, Escrow shall do each of the following:

11.6(a)        Duly record the Deed in the official records of the county in which the Property is located, and arrange for the delivery to the parties of conformed copies thereof as soon as available.

11.6(b)        Deliver to Buyer (i) an ALTA extended coverage owner’s policy of title insurance (“Title Policy”) issued by Title Company insuring fee simple title to the Property vested in Buyer, with a liability limit in the amount of the Purchase Price, and subject only to the Permitted Exceptions; (ii) an original counterpart of the Assignment of Leases executed by Seller; and (iii) an original of the Bill of Sale executed by Seller.

11.6(c)        Deliver to Seller the Purchase Price and an original counterpart of the Assignment of Leases.

12.           Conditions Precedent.

12.1         To Buyer’s Obligations.  The obligation of Buyer to complete the purchase of the Property and to close under this Agreement is subject to the satisfaction of each of the following conditions:

12.1(a)        Seller shall have performed or complied with all agreements, covenants and conditions contained in this Agreement to be performed or complied with by Seller prior to or at the time of the Close of Escrow.

12.1(b)        The representations and warranties of Seller set forth in this Agreement shall remain true and correct in all material respects on and as of the Closing Date;

12.1(c)        There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its obligations under this Agreement.

12.1(d)        Buyer’s receipt of written confirmation from the Title Company that the Title Company shall upon the Close of Escrow be irrevocably committed to issue the Title Policy with no exceptions other than the Permitted Exceptions.

12.1(e)        So long as Buyer is not in default hereunder, if any of such conditions is not satisfied (or waived by Buyer in writing), then, without limiting any other rights or remedies Buyer may have in connection therewith, Buyer shall have the right to terminate this Agreement by notifying Seller of the same in writing, or elect to close, notwithstanding the non-satisfaction of such condition, in which event Buyer shall be deemed to have waived any such condition.  If Buyer elects to close, notwithstanding the nonsatisfaction of such condition, there shall be no liability on the part of Seller for nonsatisfaction of such condition or for breaches of representations and warranties of which Buyer had knowledge as of the Close of Escrow.  If Buyer exercises such termination right, then, without limiting any other rights or remedies of Buyer, Escrow Holder shall promptly return the Deposit to Buyer.

12.2         To Seller’s Obligations.  The obligation of Seller to complete the sale of the Property and to close under this Agreement is subject to the satisfaction of each of the following conditions:

12.2(a)        Buyer shall have delivered into Escrow the Purchase Price in accordance with the provisions of Section 4.2 above.

12.2(b)        Buyer shall have performed and complied with all agreements, covenants and conditions contained in this Agreement to be performed or complied with by Buyer prior to or at the time of the Close of Escrow.

12.2(c)        The representations and warranties of Buyer set forth in this Agreement shall remain true and correct in all material respects on and as of the Closing Date.

There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against either party that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement. If any of such conditions is not satisfied (or waived by Seller in writing), then, without limiting any other rights or remedies Seller may have in connection therewith, Seller shall have the right to terminate this Agreement by notifying Buyer of the same in writing, or elect to close, notwithstanding the non-satisfaction of such condition, in which event Seller shall be deemed to have waived any such condition.  If Seller elects to close, notwithstanding the nonsatisfaction of such condition, there shall be no liability on the part of Buyer for nonsatisfaction of such condition or for breaches of representations and warranties of which Seller had knowledge as of the Close of Escrow.  If Seller exercises such termination right, then Escrow Holder shall promptly return the Deposit to Buyer, unless the provisions of Article 14 apply in which case Escrow Holder shall promptly deliver the Deposit to Seller.

13.           Casualty; Condemnation.

13.1         In the event of the occurrence of any of the following prior to the Close of Escrow:  (i) the commencement of any eminent domain or condemnation proceedings with respect to any portion of the Property that would reduce the value of the Property by more than Two Hundred Fifty Thousand Dollars ($250,000), or (ii) any casualty which shall cost in excess of Two Hundred Fifty Thousand Dollars ($250,000) to repair, Buyer shall have the right to terminate this Agreement until the earlier of ten (10) days after the date Buyer receives written notice of such damage, taking or condemnation, or the Closing Date.  If Buyer elects to terminate this Agreement, Escrow Holder shall promptly return the Deposit (included all interest accrued thereon) to Buyer and both parties shall be relieved of any further obligations hereunder.

13.2         In the event of the occurrence of any casualty to the Property prior to the Close of Escrow which shall cost Two Hundred Fifty Thousand Dollars ($250,000) or less to repair or if Buyer does not terminate this Agreement pursuant to Section 13.1, the obligations of the parties hereunder shall be unaffected and the parties shall proceed to Close of Escrow.  In such case, (i) Seller shall deliver to Buyer, at the Close of Escrow, an assignment of all of Seller’s right, title and interest in and to all insurance proceeds and awards applicable thereto; and (ii) with respect to uninsured losses, Buyer shall receive a credit against the Purchase Price in an amount equal to the reasonable cost to repair the interest taken by eminent domain or the damage or destruction caused by casualty, not to exceed Fifty Thousand Dollars ($50,000).

13.3         Seller and Buyer each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of this Section 13 shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Property, as applicable.

14.           LIQUIDATED DAMAGES.  IF ALL OF THE CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE THE PROPERTY HAVE BEEN SATISFIED OR WAIVED IN WRITING BY BUYER AND IF BUYER SHOULD FAIL TO CONSUMMATE THIS TRANSACTION FOR ANY REASON OTHER THAN SELLER’S DEFAULT, FAILURE OF A CONDITION TO BUYER’S OBLIGATION TO CLOSE, OR THE EXERCISE BY BUYER OF AN EXPRESS RIGHT OF TERMINATION GRANTED HEREIN, SELLER’S SOLE REMEDY IN SUCH EVENT SHALL BE TO TERMINATE THIS AGREEMENT AND TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, SELLER WAIVING ALL OTHER RIGHTS OR REMEDIES IN THE EVENT OF SUCH DEFAULT BY BUYER.  THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER UNDER THIS AGREEMENT WILL BE DIFFICULT TO ASCERTAIN, AND THAT SUCH LIQUIDATED DAMAGES REPRESENT THE PARTIES’

BEST ESTIMATE OF SUCH DAMAGES.  SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION.

“SELLER”	“BUYER”
JPM	MEJ JDM

15.           Notices.

Any notice, request, demand or other communication which is required or may be given under or in connection with this Agreement shall be in writing and shall be deemed to have been duly given if mailed by certified or registered mail, return receipt requested, by personal delivery by overnight delivery service (e.g. Federal Express), or by fax addressed as follows:

(a)	If to Seller:	GRE Warner Califa LLC 2450 Mission Street, Suite 100 San Marino, CA 91108 Attn: James C. Ewing Fax No. (626) 441-9102

	and to:	Guggenheim Plus Leveraged LLC c/o Guggenheim Real Estate LLC Four Copley Place Boston, Massachusetts 02116 Attn: Joe Marconi Fax Number: 617-536-5455

	with a copy to:	Kennerly, Lamishaw & Rossi LLP 707 Wilshire Blvd., Suite 1400 Los Angeles, CA 90017 Attn: Howard Parelskin, Esq. Fax No. (213) 596-5791

(b)	If to Buyer:	Zenith Insurance Company 21255 Califa Street Woodland Hills, CA 91367-5021 Attn: Michael Jansen, Executive Vice President & General Counsel Fax No. (818) 713-1000

with a copy to:	Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, Suite 2100 Los Angeles, CA 90067 Attn: Stephen Claman, Esq. Fax No.: (310) 201-2374

or to such other address as such party shall have specified in writing to the other parties.  Such notice, request, demand or other communication shall be deemed given when served personally, three (3) days after the date of deposit thereof in the United States Mail in the manner set forth above, upon actual delivery if delivered by overnight delivery service or upon attempted delivery if delivery is attempted on a business day, or upon the date of fax transmission as indicated on a fax confirmation page if given by fax.  Any notice, demand or document not personally delivered, given by registered or certified mail, given by overnight delivery service or given by fax transmission as aforesaid shall be deemed to be given, delivered or made upon receipt by the party to whom the same is to be given or delivered.  Notices given by counsel to the Buyer shall be deemed given by Buyer, notices given by counsel to the Seller shall be deemed given by Seller, and notices given to a party’s counsel shall be deemed given to the party.

16.           Miscellaneous.

16.1         Indemnification.

16.1(a)        BUYER HEREBY AGREES TO PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, SELLER’S AFFILIATES, SELLER’S PARTNERS, OFFICERS, TENANTS, AGENTS, CONTRACTORS AND EMPLOYEES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS AND THE PROPERTY FROM AND AGAINST ANY AND ALL CLAIMS, COSTS, DAMAGES, LIABILITIES AND EXPENSES WHATSOEVER (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) (COLLECTIVELY, “CLAIMS”) RESULTING FROM BUYER’S ENTRY UPON THE PROPERTY AND MAKING OF ANY TESTS OR STUDIES WITH RESPECT TO THE PROPERTY, INCLUDING ANY AND ALL MECHANICS LIEN CLAIMS; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL BUYER HAVE ANY OBLIGATIONS UNDER THIS SECTION 16.1(A) WITH RESPECT TO CLAIMS RESULTING FROM BUYER’S DISCOVERY OF ANY PRE-EXISTING CONDITIONS.

16.1(b)        The obligations set forth in Section 16.1(a) shall survive the termination of this Agreement.  Notwithstanding anything herein to the contrary, nothing in Section 16.1(a) shall be construed to (i) restrict Buyer in its ordinary course of business as tenant under the Zenith Lease from using and accessing the Property in accordance with the terms of the Zenith Lease or (ii) amend, modify or alter the Zenith Lease.

16.2         Attorneys’ Fees.  In the event of any action for breach of or to enforce any provision or right under this Agreement, the unsuccessful party in such action shall pay to the successful party all costs and expenses including, but not limited to, reasonable attorneys’ fees incurred by the successful party in connection with such action.  The successful party shall be that party who, in light of the issues litigated and the court’s decision on those issues, was more successful in the action.  The party who was more successful need not be determined to be the party who recovers a judgment in the action.

16.3         Further Assurances.  Buyer and Seller agree that at any time, or from time to time after the execution of this Agreement, and whether before or after the Close of Escrow, they will, upon request of the other, execute and deliver such other documents and do such further acts and things as such other party may reasonably request in order to fully effect the purpose of this Agreement.

16.4         Entire Agreement.  This Agreement is the entire agreement between Buyer and Seller with respect to the subject matter of this Agreement and supersedes all prior agreements between Buyer and Seller with respect to the subject matter of this Agreement.  Notwithstanding the foregoing, this Agreement shall not amend, modify or alter the Zenith Lease.

16.5         Modifications in Writing.  This Agreement may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the party to be charged.

16.6         Time of the Essence.  Time is of the essence of this Agreement.

16.7         Successors and Assigns.  Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void.  No assignment permitted under this Agreement shall relieve the assigning party of any liability hereunder, whether arising before or after the date of such assignment.   Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

At Close of Escrow, Buyer shall be permitted to assign the right to purchase the Property to a Buyer Affiliate. For purposes of this Agreement, “Buyer’s Affiliate” means (a) any entity that directly or indirectly controls, is controlled by or is under common control with Buyer, or (b) any entity at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

16.8         Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

16.9         Exhibits.  All exhibits attached hereto are hereby incorporated herein by this reference.

17.           Cooperation with Exchange.  Either party may consummate the purchase or sale (as applicable) of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that:  (a) the Close of Escrow shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of an Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (b) the exchanging party shall effect its Exchange through an assignment of this Agreement, or its rights under this

Agreement, to a qualified intermediary (c) neither party shall be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating an Exchange desired by the other party; and (d) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the non-exchanging party had the exchanging party not consummated the transaction through an Exchange.  Neither party shall by this Agreement or acquiescence to an Exchange desired by the other party have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the exchanging party that its Exchange in fact complies with §1031 of the Code.

18.           Confidentiality.  Except as otherwise provided herein, neither Buyer nor Seller shall make any disclosure or public announcement of any information related to this Agreement, before or for one (1) year after the Close of Escrow, without the prior written specific consent of the other, except that Buyer shall have the right, without Seller’s consent, to publicly disclose the fact that it has acquired the Property following the Close of Escrow.  The foregoing shall not be deemed to prohibit disclosure of this transaction as required by applicable law and to Buyer’s and Seller’s respective attorneys, accountants, lenders, consultants and other professional advisors.

19.           WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.           Limitation of Liability.  Notice is hereby given that all persons dealing with Seller shall look to the assets of Seller for the enforcement of any claim against Seller, as none of the members, managers, officers, employees and shareholders of Seller assume any personal liability for obligations entered into by or on behalf of Seller.

21.           Procedure for Indemnity.  The following provisions govern actions for indemnity under this Agreement.  Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding.  The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee.  If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

22.           Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time where the Property is located unless otherwise noted.

23.           Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of California (without regard to conflicts of law).

24.           Seller Default.  If Seller defaults in its obligation to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole remedy shall be to elect one of the following:  (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Agent to Buyer of the Deposit, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 90 days of Seller’s default, to the extent permitted by law, Buyer waiving the right to bring suit at any later date.  Buyer agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the proper filing of a suit for specific performance.  Notwithstanding the foregoing, in the event that the remedy of specific performance is unavailable to Buyer after a Seller default, in addition to the return to Buyer of the Deposit, Buyer shall be entitled to reasonable damages not to exceed Fifty Thousand Dollars ($50,000).

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement on the dates and at the places set forth opposite their respective signatures below.

“Buyer “

ZENITH INSURANCE COMPANY,
a California corporation

Executed this 28th day of May, 2008
	By:	/s/Jack D. Miller
Name: Jack D. Miller
Its: President

Executed this 28th day of May, 2008	By:	/s/Michael E. Jansen
Name: Michael E. Jansen
Its: EVP and General Counsel

“Seller”

GRE WARNER CALIFA, LLC,
a Delaware limited liability company

Executed this 28th day of May, 2008
	By:	/s/Joseph P. Mahoney
Name: Joseph P. Mahoney
Its: Authorized Signataory

EXHIBIT “A”

Legal Description of Property

PARCEL 2:            (21155 CALIFA STREET) 2149-002-026

PARCEL “D” OF PARCEL MAP L.A. NO 4140, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 128 PAGES 13 AND 14 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2A:

THE EASEMENTS FOR RECIPROCAL ACCESS, INGRESS, EGRESS AND PARKING OVER, ON AND ACROSS ALL DRIVEWAYS AND PARKING AREAS GRANTED UNDER THE TERMS AND PROVISIONS OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANTS OF CERTAIN PARKING EASEMENTS RECORDED NOVEMBER 15, 2002 AS INSTRUMENT NO. 02-2766387, OFFICIAL RECORDS.

EXHIBIT “B”

Grant Deed

RECORDING REQUESTED BY:

WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

(Above Space for Recorder’s

Use Only)

GRANT DEED

THE UNDERSIGNED GRANTOR declares:  DOCUMENTARY TRANSFER TAX IS NOT OF PUBLIC RECORD.  R&T Code §11932

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                                                                , a                                                 , hereby GRANTS to                                                                     , a                                               , the real property located in the County of Los Angeles, State of California, and more particularly described in Exhibit “A” attached hereto and made a part hereof, together with, all and singular, the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same, and the improvements thereon, subject to all matters of record, all governmental laws, rules and regulations and any state of facts which an accurate survey of the real property would show.

(Commonly known as                               )

APN:

IN WITNESS WHEREOF, the undersigned hereby executes this instrument as of the                    day of                           , 2008.

,
a

By:

The notarial acknowledgment for the above signature appears on a separate sheet which is attached to this GRANT DEED and incorporated into it by reference.

ACKNOWLEDGMENT

STATE OF                                        )

                                                            ) ss.

COUNTY OF                                    )

On                                              , 2008, before me,                                                                                                    , Notary Public,
                                                                                                                                   (here insert name and title of the officer)
personally appeared                                                                                                                                            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

EXHIBIT “A” to GRANT DEED

LEGAL DESCRIPTION

All that certain real property situated in the City of Los Angeles, County of Los Angeles, State of California, described as follows:

EXHIBIT “C”

Assignment and Assumption of Existing Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

1.                                       Identification and Parties.  This Assignment and Assumption of Leases (“Assignment”) is made and entered into this          day of                                  , 2008 by and between                                                                            (“Assignor”), and                                                                            (“Assignee”).

2.                                       Recitals.

2.1                                 Assignee and Assignor are parties to that certain Agreement of Purchase and Sale of Real Property and Joint Escrow Instructions dated May       , 2008 (“Agreement”) whereby Assignor, as seller, agreed to sell to Assignee, as buyer, the Property (as defined in the Agreement).  All undefined terms used with initial capital letters herein shall have the same definitions as set forth in the Agreement.

2.2                                 The Agreement requires the execution and delivery of this Assignment in order to convey to Assignee the landlord’s right, title and interest in, to and under that those certain leases affecting the Property set forth on Schedule I attached hereto and incorporated by this reference (the “Leases”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to consummate the transaction contemplated by the Agreement, Assignor and Assignee enter into and execute this Assignment.

3.                                       Assignment, Assumption and Indemnity.

3.1                                 Assignor hereby assigns to Assignee all of the landlord’s right, title and interest in, to and under the Leases.

3.2                                 Assignee hereby accepts the assignment of the Leases and assumes and agrees to perform all obligations of the landlord under the Lease first arising, and relating solely to the period, from and after the Close of Escrow.

3.3                                 Assignee shall indemnify, defend and hold Assignor harmless from and against any and all Claims in connection with the Leases first arising, and relating solely to the period, from and after the Close of Escrow.

3.4                                 Assignor shall indemnify, defend and hold Assignee harmless from and against any and all Claims in connection with the Leases first arising, and relating solely to the period, before the Close of Escrow.

4.                                       Miscellaneous.

4.1                                 Agreement.  As set forth in the Agreement, which provisions are hereby incorporated by this reference as if herein set out in full, the Leases are conveyed by Seller and accepted by Purchaser AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED.

4.2                                 Amendments in Writing.  No amendment or modification of this Assignment shall be valid unless the amendment or modification is in writing and signed by Assignor and Assignee.

4.3                                 Successors and Assigns.  This Assignment shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

4.4                                 Counterparts.  This Assignment may be executed in one or more duplicate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have entered into this Assignment effective as of the date first set forth above.

“ASSIGNOR”

By:
Name:
Its:

By:
Name:
Its:

“ASSIGNEE”

By:
Name:
Its:

By:
Name:
Its:

SCHEDULE I to EXHIBIT “C”

Leases

EXHIBIT “D”

Bill of Sale and Assignment Agreement

BILL OF SALE AND ASSIGNMENT AGREEMENT

1.                                       Identification and Parties.  This Bill of Sale and Assignment Agreement (“Bill of Sale”) is made and entered into this          day of                                     , 2008 by                                              (“Seller”), in favor of                                                            (“Buyer”).

2.                                       Recitals.

2.1                                 Seller and Buyer are parties to that certain Agreement of Purchase and Sale of Real Property and Joint Escrow Instructions dated May       , 2008 (“Agreement”) whereby Seller, as seller, agreed to sell to Buyer, as buyer, the Property (as defined in the Agreement).  All undefined terms used with initial capital letters herein shall have the same definitions as set forth in the Agreement.

2.2                                 The Agreement requires the execution and delivery of this Bill of Sale in order to transfer and assign to Buyer all right, title and interest of Seller in and to all tangible and intangible personal property associated with the Property.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to consummate the transaction contemplated by the Agreement, Seller desires to execute this Bill of Sale in favor of Buyer.

3.                                       Bill of Sale and Assignment Agreement.

3.1                                 Seller hereby assigns, sells, transfers, conveys and delivers to Buyer all of Seller’s right, title and interest in and to all tangible and, to the extent assignable, intangible personal property associated with the Property (including, without limitation, any and all plans, specifications, licenses, permits and certificates of occupancy).

3.2                                 By acceptance of this Bill of Sale, Buyer hereby accepts the assignment, sale, transfer, conveyance and delivery set forth in Section 3.1 above.

4.                                       Miscellaneous.

4.1                                 Agreement.  As set forth in the Agreement, which provisions are hereby incorporated by this reference as if herein set out in full, the property assigned hereinis  conveyed by Seller and accepted by Purchaser AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED.

4.2                                 Amendments in Writing.  No amendment or modification of this Bill of Sale shall be valid unless the amendment or modification is in writing and signed by Seller and Buyer.

4.3                                 Successors and Assigns.  This Bill of Sale shall inure to the benefit of, and be binging upon, the successors and assigns of the parties hereto.

4.4                                 Counterparts.  This Bill of Sale may be executed in one or more duplicate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

4.5                                 Further Assurances.  Seller shall execute such documents and do such further acts and things as Buyer reasonably requests in order to fully effect the purposes of this Bill of Sale.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective as of the date first set forth above.

“SELLER”

,
a

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT “E”

Estoppel Certificate

ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

TO:

Seller:

Buyer:

	RE:	Lease dated , (the “Lease”)
for (the “Property”)

Ladies and Gentlemen:

The undersigned is Tenant under the Lease.  Tenant certifies to                                (“Seller”),                                                  and their successors, transferees and assigns (collectively, “Buyer”), and acknowledges and agrees that:

1.             The following information concerning the Lease is true and correct:

Landlord:	(“Landlord”)

Tenant:	(“Tenant”)

Premises:	(“Premises”)
containing rentable square feet

Amendments, Modifications, Assignments Assumptions or Subleases after lease execution:

Commencement Date:

Expiration Date of Term:

Monthly payments under the Lease

Monthly Basic Rental:

Direct Costs (Operating Costs and Taxes):

Base Year:

Renewal Option:

Amount of Security Deposit:

2.             The Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter thereof, has not been modified or amended except as indicated above, no options to purchase or rights of first refusal to purchase are contained therein, and there are no other agreements between them, oral or written, regarding the Premises or the Property.

3.             The Lease (modified as indicated above) is presently in full force and effect in accordance with its terms and Tenant has accepted the Premises.

4.             All rent and additional rent payable under the Lease as of the date of this letter has been paid in full except as follows:                                   .  No rent or additional rent to become payable under the Lease has been paid more than 30 days in advance except as follows:                                                .

5.             To the best of Tenant’s knowledge, no party to the Lease is in default thereunder, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

6.             Tenant has no counterclaims, defenses or offsets to its obligations under the Lease or to the enforcement of any of the landlord’s rights thereunder.

7.             There are no unfinished tenant improvements required to be completed by Landlord as of the date hereof or any outstanding and unpaid tenant improvement allowances owing to Tenant as of the date hereof, except:

8.             There are no rent concessions, rebates, free rents or similar inducements except as set forth in the Lease.

9.             The Lease is subject and subordinate to any and all existing and future mortgages and any ground lease of the Premises.

Tenant acknowledges that Buyer has requested this letter in connection with a proposed sale of the Premises, and that Buyer may rely on the information set forth in this letter.

By:
Name:
Title:
Dated:

EXHIBIT “F”

Assignment of Contracts and Intangible Property

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLE PROPERTY

1.             Identification and Parties.  This Assignment and Assumption of Contracts and Intangible Property (“Assignment”) is made and entered into this          day of                                  , 2008 by and between                                                       (“Assignor”), and                                                       (“Assignee”).

2.             Recitals.

2.1           Assignee and Assignor are parties to that certain Agreement of Purchase and Sale of Real Property and Joint Escrow Instructions dated May       , 2008 (“Agreement”) whereby Assignor, as seller, agreed to sell to Assignee, as buyer, the Property (as defined in the Agreement).  All undefined terms used with initial capital letters herein shall have the same definitions as set forth in the Agreement.

2.2           The Agreement requires the execution and delivery of this Assignment in order to convey to Assignee all of Assignor’s rights, title and interest in and to those certain service and maintenance contracts, licenses, permits, approvals, and intangibles described on Exhibit “A” attached hereto (collectively, the “Contracts and Intangibles”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to consummate the transaction contemplated by the Agreement, Assignor and Assignee enter into and execute this Assignment.

3.             Assignment, Assumption and Indemnity.

3.1           Assignor hereby assigns to Assignee all of the landlord’s right, title and interest in, to and under the Contracts and Intangibles.

3.2           Assignee hereby accepts the assignment of the Contracts and Intangibles and assumes and agrees to perform all obligations of the landlord under the Contracts and Intangibles first arising, and relating solely to the period, from and after the Close of Escrow.

3.3           Assignee shall indemnify, defend and hold Assignor harmless from and against any and all Claims in connection with the Contracts and Intangibles first arising, and relating solely to the period, from and after the Close of Escrow.

3.4           Assignor shall indemnify, defend and hold Assignee harmless from and against any and all Claims in connection with the Contracts and Intangibles first arising, and relating solely to the period, before the Close of Escrow.

4.             Miscellaneous.

4.1           Agreement.  As set forth in the Agreement, which provisions are hereby incorporated by this reference as if herein set out in full, the Contracts and Intangibles are conveyed by Seller and accepted by Purchaser AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, IT BEING THE INTENTION OF SELLER AND PURCHASER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED.

4.2           Amendments in Writing.  No amendment or modification of this Assignment shall be valid unless the amendment or modification is in writing and signed by Assignor and Assignee.

4.3           Successors and Assigns.  This Assignment shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

4.4           Counterparts.  This Assignment may be executed in one or more duplicate counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have entered into this Assignment effective as of the date first set forth above.

“ASSIGNOR”

By:
Name:
Its:

By:
Name:
Its:

“ASSIGNEE”

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT A to Exhibit “F”

Contracts and Intangibles